Exhibit 99.1

PRESS RELEASE

NaturalNano Announces Promotion of Dr. Cathy A. Fleischer to President

ROCHESTER, NY - (BUSINESS WIRE) - November 2, 2006 - NaturalNano, Inc. (OTCBB:NNAN) (FWB:N3N) (www.naturalnano.com), a nanotechnology and materials science company that commercializes naturally occurring nanotubes, today announced that Dr. Cathy A. Fleischer has been promoted to President of the Company.

Dr. Fleischer was named Chief Technology Officer of NaturalNano in July, 2006, and will also continue to serve in that position. She is a highly recognized scientist and manager, and her extensive experience in leading organizations and technical development teams will be instrumental in guiding the Company to enter the nanocomposite market in the coming year. Prior to joining NaturalNano, Dr. Fleischer was the Research and Development Director for the Polarizer film division at Eastman Kodak. She holds eleven patents and has numerous publications in the fields of polymer materials science, composites, adhesion, and surface science. She received a doctorate degree in Polymer Science from the University of Connecticut and a master’s degree in Chemical Engineering from Massachusetts Institute of Technology.

Dr. Fleischer stated, “I’m very excited to lead NaturalNano through the commercialization of halloysite nanotubes. Our early research identified many potential applications for these materials, and we are focusing on the nanocomposite market as providing the quickest path to commercialization. I believe that the Company is well positioned to take some exciting steps in the coming year.”

Michael D. Riedlinger, founding President of the Company and Board member, resigned these positions to rejoin his consulting practice to focus on creating and developing businesses based on emerging technologies.

Effective October 31, 2006, Ross B. Kenzie, a member of the NaturalNano Board of Directors since September, 2005, announced his resignation from the Board, citing health reasons. Mr. Kenzie also served on the Audit and Compensation Committees. Michael Weiner, Chairman of the Board of Directors, stated, “NaturalNano sincerely appreciates the enormous contribution Mr. Kenzie has made to the growth of the Company. He will be missed.”

About NaturalNano, Inc.
NaturalNano, Inc. (OTCBB:NNAN) (FWB:N3N) is a nanotechnology and materials science company developing proprietary technologies and processes for commercializing naturally occurring nanotubes and other nanomaterials that add competitive properties to a wide range of applications. These include industrial polymers, plastics and composites; and additives to cosmetics, personal care, and other products. NaturalNano possesses broad intellectual property rights and proprietary know-how for extraction and separation processes, compositions, and derivatives of halloysite and other nanotubes. For more information, please visit http://www.naturalnano.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements regarding future events and future performance of NaturalNano that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of NaturalNano's filings with the Securities and Exchange Commission. The most recent annual reports on Form 10-KSB and quarterly reports on Form 10-QSB filed by NaturalNano provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms or on Form 8-K. We caution investors not to place undue reliance on forward-looking statements, and do not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

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